Exhibit 99.1

NEWS	Contact: Amie D’Ambrosio (713) 375-3826

FOR IMMEDIATE RELEASE

NOV DECLARES REGULAR QUARTERLY DIVIDEND AND SUPPLEMENTAL DIVIDEND

HOUSTON, TX, May 21, 2025 NOV Inc. (NYSE: NOV) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.075 per share of common stock, payable on June 27, 2025 to each stockholder of record on June 13, 2025.

NOV also announced today that its Board of Directors declared a supplemental cash dividend of $0.21 per share of common stock as part of the Company’s 2024 return of capital plan. The supplemental dividend is payable on June 13, 2025 to each stockholder of record on June 2, 2025.

About NOV

NOV delivers technology-driven solutions to empower the global energy industry. For more than 150 years, NOV has pioneered innovations that enable its customers to safely produce abundant energy while minimizing environmental impact. The energy industry depends on NOV’s deep expertise and technology to continually improve oilfield operations and assist in efforts to advance the energy transition towards a more sustainable future. NOV powers the industry that powers the world.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from the actual future events or results. Readers are referred to documents filed by NOV with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Visit www.nov.com for more information.

CONTACT:

Amie D’Ambrosio

Director, Investor Relations

(713) 375-3826

amie.dambrosio@nov.com

Source: NOV Inc.